Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

ARIDIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Title of each Class of Securities to be Registered (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value (3)	Rule 457(o)	-	-	$3,500,000	$386	(4)
Pre-funded Warrants to purchase Common Stock (3)(5)	Rule 457(g)	-	-	-	-
Common Stock issuable upon exercise of the Pre-funded Warrants(3)	Rule 457(g)	-	-	-	-
Common Warrants to purchase Common Stock(5)	Rule 457(g)	-	-	-	-
Common Stock issuable upon exercise of the Common Warrants	Rule 457(o)	-	-	$3,500,000	386	(4)

Total					$772
Registration Fee Previously Paid					$1,102
Registration Fee Paid Herewith					$—

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional securities that may be issued because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and similar transactions.

(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	The proposed maximum aggregate offering price of the shares of common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants offered and sold in the offering (plus the aggregate exercise price of the shares of common stock issuable upon exercise of the Pre-Funded Warrants), and as such the proposed aggregate maximum offering price of the shares of common stock and Pre-Funded Warrants (including shares of common stock issuable upon exercise of the Pre-Funded Warrants), if any, is $3,500,000.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(5)	No fee due pursuant to Rule 457(g) under the Securities Act.

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